Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-164891 and Form S-8 Nos. 333-144293 and 333-147212) and in the related Prospectuses, of our report dated March 10, 2010, with respect to the consolidated financial statements of Scient’x Groupe S.A.S., appearing in Alphatec Holdings, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 31, 2010.

/s/ Deloitte & Associes

DELOITTE & ASSOCIES
Neuilly-sur-Seine, France

March 31, 2010